Exhibit 32.1

CERTIFICATIONS
OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Year End Report on Form 10-K/A of Viper Powersports Inc, a Nevada corporation for the Year ended December 31, 2009, the undersigned certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that

(1)
the Year End Report on Form 10-K/A of Viper Powersports Inc for the Year ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)
the information contained in the Year End Report on Form 10-K/A for the Year ended December 31, 2009 fairly presents in all material respects, the financial condition and results of operations of Viper Powersports Inc

Date: August 16, 2011	/s/ John R. Silseth
John R. Silseth, Principal Executive Officer of Viper Powersports Inc.

Date: August 16, 2011	/s/ Timothy C. Kling
Timothy C. Kling, Principal Financial Officer of Viper Powersports Inc.